UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2011

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2011, Tesla Motors, Inc. (“Tesla”) and Lotus Cars Limited (“Lotus”) entered into an amendment to the Supply Agreement for Products and Services dated July 11, 2005. Tesla and Lotus previously entered into the Supply Agreement for Products and Services under which Lotus provides Tesla with assembly and other manufacturing services related to the Tesla Roadster. Under the amended agreement with Lotus, Tesla will purchase an additional 100 vehicles or gliders (for an aggregate of 2,500 vehicles or gliders) over the term of the amended agreement, which ends on January 31, 2012. The amended agreement with Lotus provides additional Tesla Roadsters to continue such sales in the first half of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Eric S. Whitaker
Eric S. Whitaker General Counsel

Date: June 17, 2011